                                   SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE  14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12.

                               INAMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(l),or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      PRELIMINARY-SUBJECT TO COMPLETION


                                 [INAMED LOGO]

                               INAMED CORPORATION
                          5540 EKWILL STREET, SUITE D
                        SANTA BARBARA, CALIFORNIA 93111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 17, 2000

To the Stockholders of Inamed:

     We invite you to attend our annual stockholders' meeting on Wednesday, May 17, 2000 at 460 Ward Drive, Santa Barbara, California 93111 at 10:30 a.m. At the meeting, you will have a chance to hear an update on our operations, have a chance to meet some of our directors and executives and act on the following matters:

          1) To elect seven (7) directors to a one year term;

          2) To approve the amendment of the Company's Certificate of Incorporation (in the form attached hereto as Appendix A) increasing the number of authorized shares of Common Stock of the Company, par value $0.01 per share, from 25,000,000 to 50,000,000 shares.

          3) To ratify the Company's 1999 Senior Officer Stock Option Program;

          4) To approve the Company's 2000 Employee Stock Option Plan;

          5) To approve the Company's 2000 Employee Stock Purchase Plan;

          6) To approve the Company's 2000 Senior Management Bonus Plan;

          7) To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2000; and

          8) Any other matters that properly come before the meeting.

     This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

     Only stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

     We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                          By Order of the Board of Directors
                                          INAMED CORPORATION

                                          DAVID E. BAMBERGER
                                          Secretary

Dated: April 11, 2000

                      PRELIMINARY-SUBJECT TO COMPLETION


                               INAMED CORPORATION
                          5540 EKWILL STREET, SUITE D
                        SANTA BARBARA, CALIFORNIA 93111

                         ANNUAL MEETING OF STOCKHOLDERS

                              2000 PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of stockholders of Inamed Corporation to be held on Wednesday, May 17, 2000, beginning at 10:30 a.m., at 460 Ward Drive, Santa Barbara, California 93111, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting (the "Meeting"), stockholders will hear an update on the Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

          1) To elect seven (7) directors to a one year term;

          2) To approve the amendment of the Company's Certificate of Incorporation (in the form attached hereto as Appendix A) increasing the number of authorized shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), from 25,000,000 to 50,000,000 shares;

          3) To ratify the Company's 1999 Senior Officer Stock Option Program;

          4) To approve the Company's 2000 Employee Stock Option Plan;

          5) To approve the Company's 2000 Employee Stock Purchase Plan;

          6) To approve the Company's 2000 Senior Management Bonus Plan;

          7) To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2000; and

          8) Any other matters that properly come before the meeting.

WHO MAY VOTE

     Stockholders of Inamed Corporation, as recorded in our stock register on April 3, 2000 (the "Record Date"), may vote at the meeting. As of April 3, 2000, we had 20,411,341 shares of Common Stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share.

HOW TO VOTE

     You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote in the meeting.

HOW PROXIES WORK

     Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all our director nominees; in favor of the ratification of BDO Seidman, LLP to act as the Company's independent accountants for fiscal 2000; in favor of the amendment of the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company from 25,000,000 to 50,000,000 shares; in favor of the ratification of the 1999 Senior Officer Stock Option Program; in favor of the 2000 Employee Stock Option Plan; in favor of the 2000 Employee Stock Purchase Plan; and in favor of the 2000 Senior Management Bonus Plan.

     You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

REVOKING A PROXY

     There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Secondly, you may vote in person at the meeting. Lastly, you may notify our corporate secretary in writing at 5540 Ekwill Street, Suite D, Santa Barbara, California 93111, so long as such revocation is received by the corporate secretary on or before May 16, 2000.

QUORUM

     In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

     The director nominees receiving a plurality of the votes cast at the meeting will be elected to fill the seats of our Board of Directors.
Adoption of the amendment to the Company's Certificate of Incorporation requires the favorable vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. The other proposals being voted upon at the Meeting require approval by the holders of a majority of shares of Common Stock present in person or by proxy at the Meeting. In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to all other proposals, abstentions from voting and broker non-votes will have the same effect as voting against such proposals.

     If your shares are held in "street name," only your broker or bank can vote your shares and, for certain of the proposals, only upon receipt of your specific instructions. Please return the enclosed proxy card to your broker or bank and contact the person responsible for your account to ensure that your shares are voted.

ATTENDING IN PERSON

     Only stockholders, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the meeting. For example, you could bring an account statement showing that you owned Inamed Corporation shares as of April 3, 2000 as acceptable proof of ownership.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of Common Stock owned as of April 3, 2000, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (ii) every other person known by the Company to be the beneficial owner of at least 1,000,000 shares of the Common Stock, (iii) each person who is presently a director of the Company, (iv) each of the officers named in the summary compensation table and (v) all the directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table and subject to community property laws where applicable, the person(s) as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                             PERCENT OF CLASS
                                                             BASED ON SHARES     PERCENT OF CLASS BASED ON
NAME AND ADDRESS OF                                            BENEFICIALLY      SHARES ACTUALLY OWNED AND
BENEFICIAL OWNER                         NUMBER OF SHARES        OWNED(1)        CURRENTLY OUTSTANDING (2)
-------------------                      ----------------    ----------------    -------------------------
Entities affiliated with
  Appaloosa Management L.P. ...........     6,410,052(3)           27.8%                   26.8%
  26 Main Street
  Chatham, New Jersey 07928

Donald K. McGhan.......................     1,274,858(4)            5.5%                    6.2%
  3800 Howard Hughes Pkwy
  Suite 1800
  Las Vegas, Nevada 89109

Medical Device Alliance, Inc...........     1,120,000(5)            4.9%                    4.2%
  5851 West Charleston
  Las Vegas, Nevada 89149

Chilton Investment Co., Inc............     1,108,700(6)            4.8%                    5.4%
  65 Locust Avenue, 2nd Floor
  New Canaan, Connecticut
  06840

                                                                                      PERCENT OF CLASS (BASED
                                                           PERCENT OF CLASS (BASED      ON SHARES ACTUALLY
                                      NUMBER OF SHARES     ON SHARES BENEFICIALLY       OWNED AND CURRENTLY
                                     BENEFICIALLY OWNED           OWNED(1))               OUTSTANDING(2))
                                     ------------------    -----------------------    -----------------------
OFFICERS AND DIRECTORS(9)
Richard G. Babbitt(7)..............          496,667(9)              2.2%                         *
Ilan K. Reich(8)...................          580,167(10)             2.5%                         *
David E. Bamberger(8)..............           13,250(11)               *                          *
Michael J. Doty(8).................           12,500(12)               *                          *
James E. Bolin(7)..................                 (13)              --                         --
Malcolm R. Currie, Ph.D.(7)........           39,400(14)               *                          *
John F. Doyle(7)...................           61,273(14)               *                          *
Mitchell S. Rosenthal, M.D.(7).....            5,000(15)               *                          *
David A. Tepper(7).................        6,410,052(16)            27.8%                      26.8%
All officers and directors as a
  group (13 persons)...............        7,618,309                  33%                      27.5%

---------------
 *   Less than 1%

(1) The percentages are calculated on the basis of the number of outstanding shares of Common Stock as of April 3, 2000, which is 20,411,341, plus the 2,655,973 shares of Common Stock underlying all options and warrants that are exercisable either currently or within 60 days hereof.

(2) The percentages are calculated on the basis of the number of outstanding shares of common stock as of April 3, 2000, which is 20,411,341.

(3) Based on the Schedule 13D/A filed jointly in November 1999 by Appaloosa Management L.P. and David A. Tepper. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of Appaloosa Management L.P. Includes (i) 362,286 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at $7.50 per share and (ii) 579,510 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at $6.50 per share.

(4) Based on a Schedule 13D filed jointly in March 1999 by Donald K. McGhan, Shirley M. McGhan, McGhan Management Corp., McGhan Management Limited Partnership, International Integrated Industries LLC and Medical Device Alliance Inc., includes (i) 87,485 shares owned by McGhan Management Corporation, a corporation for which Mr. McGhan is the chairman; (ii) 197,280 shares owned by McGhan Management Limited Partnership, a limited partnership of which Mr. McGhan is the general partner and (iii) 354,489 shares owned by International Integrated Industries L.L.C., a limited liability corporation of which Mr. McGhan is the managing member. Does not include 207,310 shares of common stock owned by Shirley M. McGhan, the wife of Donald K. McGhan, to which Mr. McGhan disclaims beneficial ownership. By order dated June 29, 1999, a court-appointed receiver, George C. Swarts, replaced Donald K. McGhan as the principal control person of Medical Device Alliance. In 1999, Mr. McGhan filed a writ of prohibition against that order, in effect taking an appeal from it. Does not include 660,000 shares of Common Stock and a warrant to purchase 260,000 shares of Common Stock at $12.40 per share, which the Company understands are beneficially owned by Medical Device Alliance. Does not include 200,000 shares of Common Stock that, subject to a Company lien, the Company understands are beneficially owned by Medical Device Alliance. Pursuant to a letter agreement dated July 8, 1998 between Donald K. McGhan, his affiliates and the Company, Mr. McGhan agreed for a five-year period to comply with various traditional "standstill" provisions, including, among others, to vote all Common Stock owned by him or his affiliates, including International Integrated Industries, Inc. and Medical Device Alliance, in proportion to the votes (or abstentions) of all other stockholders on any matter submitted to a vote or consent of stockholders, except for a vote on any proposed business combination, recapitalization or other similar transaction and, except under limited circumstances, not to transfer any shares of common stock in one or a series of transactions in a manner that would result in the acquiror owning five percent or more of the outstanding common stock of Inamed.

(5) Includes 660,000 shares, an additional 200,000 shares currently being held in escrow by the Company and which are subject to a Company lien, and a warrant to purchase 260,000 shares of Common Stock at $12.40 per share. Because Medical Device Alliance was an affiliate of Mr. McGhan on July 8, 1998, all of the shares of Common Stock held by Medical Device Alliance are subject to the "standstill" provisions of the July 8, 1998 letter agreement referred to in note 4 above.

(6) Based on Amendment No. 2 to Schedule 13G, filed February 2000, by Chilton Investment Company, Inc.

(7) The named person is an officer and/or director of Inamed and his address is 5540 Ekwill Street, Suite D, Santa Barbara, California 93111.

(8) The named person is an officer and/or director of Inamed and his address is 11 Penn Plaza, Suite 946, New York, New York 10001.

(9) Includes 466,667 shares of Common Stock issuable upon the exercise of options and/or warrants either currently or within 60 days hereof, and excludes 133,333 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days.

(10) Includes 541,667 shares of Common Stock issuable upon the exercise of options and/or warrants either currently or within 60 days hereof, and excludes 133,333 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days.

(11) Includes 11,250 shares of Common Stock issuable upon the exercise of warrants within 60 days hereof, and excludes 78,752 shares of Common Stock issuable upon exercise of certain options and/or warrants which do not vest within 60 days.

(12) Consists of shares of Common Stock issuable upon the exercise of warrants within 60 days hereof, and excludes 77,500 shares of Common Stock issuable upon exercise of certain warrants and/or options which do not vest within 60 days.

(13) Mr. Bolin is the Vice President of Appaloosa Partners Inc., the general partner of Appaloosa Management L.P. Mr. Bolin disclaims beneficial ownership of all shares owned by Appaloosa Management L.P.

(14) Includes 5,000 shares of Common Stock currently issuable upon the exercise of options.

(15) Consists of shares of Common Stock currently issuable upon the exercise of options.

(16) Based on the Schedule 13D/A filed jointly in November 1999 by Appaloosa Management L.P. and David A. Tepper. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of

     Appaloosa Management L.P. Includes (i) 362,286 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share and (ii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Unless otherwise specified, all proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and shall have qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

     The terms of the current directors expire at the next annual meeting of stockholders and when their successors are duly elected and shall have qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

     The names of the nominees are set forth below, as well as certain information concerning the nominees and the executive officers of the Company, together with their ages and positions. There are no family relationships among any of the Company's directors and executive officers.

NAME                                   AGE                           POSITION
----                                   ---                           --------
NOMINEES FOR DIRECTOR
Richard G. Babbitt...................  74    Chairman of the Board and Chief Executive Officer
James E. Bolin.......................  41    Director
Malcolm R. Currie, Ph.D. ............  73    Director
John F. Doyle........................  70    Director
Ilan K. Reich........................  45    President and Co-Chief Executive Officer; Director
Mitchell S. Rosenthal, M.D. .........  64    Director
David A. Tepper......................  42    Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Michael J. Doty......................  53    Senior Vice President and Chief Financial Officer
David E. Bamberger...................  43    Senior Vice President, General Counsel and Secretary

RICHARD G. BABBITT

     Mr. Babbitt has served as Chairman of Inamed since February 6, 1998 and as Chief Executive Officer since January 22, 1998, and served as President between January 22, 1998 and December 22, 1998. Prior to 1998, for more than five years, he was associated with DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety Equipment Corporation, Welsh Manufacturing and Medical Supply Company in C.E.O. and Board positions. Mr. Babbitt is a graduate of Purdue University and holds Bachelor of Science and Bachelor of Naval Science Tactics degrees. He also served as an officer in the United States Marine Corps.

JAMES E. BOLIN

     Mr. Bolin has served as a director of Inamed since March 18, 1999. Mr. Bolin has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. He was previously a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin holds a Bachelor of Arts degree from Washington University in St. Louis and an M.B.A in accounting and finance from the University of Missouri-St. Louis.

MALCOLM R. CURRIE, PH.D.

     Dr. Currie has served as a director of Inamed since June 3, 1999. Dr. Currie has served as the President and CEO of Currie Technologies Incorporated, an electric transportation company, since 1997. He has been the Chairman Emeritus of Hughes Aircraft Company since his retirement in 1992 as Chairman and CEO. He has had an extensive career in high technology research, engineering and management. Dr. Currie currently serves on the Boards of Directors of the following publicly traded companies: Investment Company of America, SM&A Corporation, LSI Logic Corporation, Enova Systems and Regal One. Dr. Currie also serves as the Chairman of the University of Southern California Board of Trustees. He has previously served as President and CEO of Delco Electronics Corporation and Chairman and CEO of GM Hughes Electronics Corporation. From June 1994 to August 1997, Dr. Curie was a manager of Electric Bicycle Co., LLC a limited liability company that filed for Chapter 7 bankruptcy protection in August 1997. Dr. Currie holds a Bachelor of Arts degree in Physics and a Ph.D. in Engineering Physics from the University of California at Berkeley.

JOHN F. DOYLE

     Mr. Doyle has served as a director of Inamed since March 18, 1999. Since 1994, he has performed marketing and management consulting, primarily for start-up companies. Prior to 1994, Mr. Doyle worked with IBM and Craig Corporation in executive and sales and marketing positions. He served as the Chairman and Chief Executive Officer of Pioneer Electronics (USA) Inc. from 1971 to 1986. Mr. Doyle currently serves on the Board of Directors of the Pomona Valley Hospital Foundation, and has served on the Boards of various consumer groups as well as business and philanthropic organizations. Mr. Doyle holds a Bachelor of Arts degree from Miami University of Ohio.

ILAN K. REICH

     Mr. Reich has served as a director of Inamed since January 22, 1998, served as Executive Vice President between January 22, 1998 and December 22, 1998, and has served as President since December 22, 1998 and as Co-Chief Executive Officer since March 8, 2000. Prior to 1998, he was a partner or counsel with the New York law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, specializing in corporate and securities law. From 1988 to June 1996, Mr. Reich served in various senior executive positions with public and private companies controlled by a private investor, including Western Publishing Group, Inc., the largest U.S. publisher of children's books, and Rabco Health Services, Inc., a distributor of medical/surgical products and a wholesale pharmaceutical company. From 1979 until July 1986, Mr. Reich was an associate and then partner at the New York law firm of Wachtell, Lipton, Rosen & Katz, specializing in corporate and securities laws. Mr. Reich holds a Bachelor of Arts degree from Columbia College and a J.D. from Columbia Law School, and is a member of various bar associations. Mr. Reich serves on the Board of Directors of the Correctional Association of New York and the Osborne Association, which are non-profit organizations focused on criminal justice issues and services.

     During a four year period which ended nearly sixteen years ago, Mr. Reich provided a third party with non-public information about merger and acquisition transactions in which Mr. Reich's law firm was involved. Mr. Reich never received any payment or profits from that information, and voluntarily disengaged from that activity two years before any charges were brought. In 1986, Mr. Reich pleaded guilty to two federal counts of mail and securities fraud (for which he served a prison term), consented with the Commission to entry of an injunction against future violations of certain provisions of the federal securities laws, paid a substantial fine and was also disbarred. In 1995, a panel of judges readmitted Mr. Reich to the practice of law. In order to obtain readmission, Mr. Reich had to meet the burden of showing, by clear and convincing evidence, that he is of high ethical character and unlikely to engage in further violative conduct. The board of directors was aware of the foregoing facts and took them into consideration in concluding that Mr. Reich was fit to serve as an executive officer and director of the company.

MITCHELL S. ROSENTHAL, M.D.

     Dr. Rosenthal has served as a director of Inamed Corporation since June 3, 1999. Dr. Rosenthal is a psychiatrist and since 1970 has served as the president of Phoenix House Foundation, which he founded over 30 years ago and which is the nation's largest non-profit substance abuse services system, with nearly 70 programs in eight states, New York, California, Texas, Florida, Massachusetts, New Hampshire, Rhode Island and Vermont. Dr. Rosenthal has been a White House advisor on drug policy, a special consultant to the Office of National Drug Control Policy and serves on the New York State Advisory Council on Alcoholism and Substance Abuse Services, which he chaired from 1985 to 1997. Dr. Rosenthal is a lecturer in psychiatry at Columbia University College of Physicians and Surgeons and a former president of the American Association of Psychoanalytic Physicians. He is a graduate of Lafayette College and earned his M.D. from the Downstate Medical Center of State University of New York. Dr. Rosenthal is a member of the Council on Foreign Relations and serves on the Board of the Pro Musicis Foundation.

DAVID A. TEPPER

     Mr. Tepper has served as a director of Inamed since March 18, 1999. Mr. Tepper has been President of Appaloosa Partners Inc. since its formation in 1993. He was previously head trader in the High Yield Department of Goldman, Sachs & Co. He also has been employed by Keystone Funds and Republic Steel. Mr. Tepper holds a Bachelor of Arts degree with honors in Economics from the University of Pittsburgh and an M.B.A. from Carnegie Mellon University.

MICHAEL J. DOTY

     Mr. Doty has served as Senior Vice President and Chief Financial Officer of Inamed since May 3, 1999. He is a certified public accountant with more than 25 years of experience in a wide range of financial, administrative and planning positions at companies such as 3M, Honeywell, Inc. and Reckitt & Colman, PLC. Prior to his employment with Inamed, Mr. Doty was the Vice President and Chief Financial Officer of O-Cedar Brands, Inc., a private consumer product company based in Cincinnati. From 1994 to 1997, Mr. Doty was the Vice President and Chief Financial Officer of White Systems, Inc., a manufacturer and software developer. Mr. Doty holds a Bachelor of Chemistry and Bachelor of Science in Business Administration -- Accounting from the University of Minnesota and an M.B.A. from the University of St. Thomas.

DAVID E. BAMBERGER

     Mr. Bamberger has served as Senior Vice President and General Counsel of Inamed since June 1, 1999, and Secretary since July 21, 1999. Prior to joining Inamed, for approximately five years, Mr. Bamberger was a partner at Olshan Grundman Frome Rosenzweig & Wolosky LLP in New York, specializing in corporate and general litigation. Prior to 1994, he was vice president and general counsel of TPI Enterprises, Inc., a publicly-traded company, and before that, Senior Counsel with MacAndrews & Forbes Holdings, Inc. He was also an attorney at Simpson Thacher & Bartlett and Skadden, Arps, Slate, Meagher & Flom. Mr. Bamberger holds a Bachelor of Arts degree from Brandeis University and a J.D. from Harvard Law School.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, executive officers, directors and holders of more than 10% of Inamed's common stock are required to file reports of their trading in Inamed equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by Inamed, or written representations from certain reporting persons that no reports on Form 5 were required for these persons, Inamed believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with, except as set forth below.

     Director Currie failed to file on a timely basis one Form 4, relating to one transaction in Inamed's common stock in July 1999. Such form was filed two days late. Since that time, the Company has instituted a policy to ensure, to the extent possible, full compliance with Section 16(a).

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MEETINGS OF DIRECTORS AND DIRECTORS COMPENSATION

     For the fiscal year ended December 31, 1999, there were eight meetings of the Board of Directors. All of the directors attended at least 75% of the meetings. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

     The Board of Directors has created an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The members of the Audit Committee are Mr. Bolin and Dr. Currie. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Audit Committee met four times in 1999. The members of the Compensation Committee are Messrs. Bolin and Doyle and Dr. Rosenthal. The Compensation Committee recommends to the Board of Directors compensation for certain of the Company's key employees and administers the Company's employee stock option and stock purchase plans and the Company's senior management bonus plan. The Compensation Committee met three times in 1999. The members of the Executive Committee are Messrs. Babbitt and Bolin and Dr. Currie. The Executive Committee considers issues and makes recommendations on various matters to the full Board of Directors as required. The members of the Nominating Committee are Messrs. Tepper and Reich. The Nominating Committee recommends nominees to the Board of Directors of the Company. The Nominating Committee will consider, as potential nominees, persons recommended by stockholders in accordance with the procedures set forth in the Company's By-laws. The Company's By-laws provide that a stockholder nominating persons for election to the Board of Directors, in general, must give notice thereof in writing to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting if the annual meeting is called for a date that is within 30 days of the anniversary date.

     Directors who are not employees of the Company receive an annual fee of $25,000 and a fee of $1,000 for each Board of Directors meeting attended, and are reimbursed for their expenses. In addition, upon their initial election, Directors receive an option to purchase 5,000 shares of Common Stock, and thereafter receive an option to purchase 5,000 shares of Common Stock on each subsequent anniversary of their election to the Board of Directors for so long as they remain Directors. Directors who are employees are not entitled to any compensation for their service as a director. Pursuant to a plan adopted in 1999, directors may elect to receive their compensation in Common Stock in lieu of cash. Two directors have elected this option.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended 1997, 1998 and 1999: (i) individuals who served as, or acted in the capacity of, the Company's Chief Executive Officer for the fiscal year ended December 31, 1999; (ii) the Company's other most highly compensated executive officers, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1999 and who were employed at the end of fiscal year 1999; and (iii) individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal year 1999.

                                                                                         LONG-TERM
                                               ANNUAL COMPENSATION                     COMPENSATION
                                     ---------------------------------------   -----------------------------
                                                                   OTHER           STOCK
                                                                   ANNUAL         OPTIONS        ALL OTHER
                                            SALARY     BONUS    COMPENSATION      GRANTED       COMPENSATION
NAME AND PRINCIPAL POSITIONS         YEAR      $         $           $         (IN SHARES)(#)      ($)(1)
----------------------------         ----   -------   -------   ------------   --------------   ------------
CURRENT OFFICERS
Richard G. Babbitt(2)..............  1999   400,000   225,000      16,079(3)      200,000           6,205(4)
  Chairman and Chief Executive       1998   356,923   100,000      15,837(3)      400,000         141,163(5)
  Officer
Ilan K. Reich(6)...................  1999   400,000   225,000       4,431(3)      200,000              63
  President and Co-Chief Executive   1998   363,077   100,000                     400,000             714
  Officer
Michael J. Doty(7).................  1999   126,923   100,000       4,000(3)       90,000          28,884(8)
  Senior Vice President and Chief
  Financial Officer
David E. Bamberger(9)..............  1999    96,923   100,000       4,000(3)       90,002              25
  Senior Vice President, General
  Counsel and Secretary
PERSON NO LONGER AFFILIATED WITH
  THE COMPANY
Jeffrey J. Barber(10)..............  1999   127,692    20,000          --              --         102,415(11)
  Former Executive Vice President    1998   208,377       500          --              --             462
                                     1997   120,462     9,162          --              --           5,536

---------------
 (1) Amounts shown, unless otherwise noted, reflect employer contributions to group term life insurance premiums.

 (2) Mr. Babbitt has served as Chief Executive Officer of the Company since January 22, 1998 and as Chairman since February 6, 1998, and served as President between January 22, 1998 and December 22, 1998.

 (3) Consists of an automobile allowance.

 (4) Consists of moving expenses.

 (5) Includes a relocation allowance of $100,000 and temporary living expenses of $32,344.

 (6) Mr. Reich has served as a director of Inamed since January 22, 1998, served as Executive Vice President between January 22, 1998 and December 22, 1998, and has served as President since December 22, 1998 and as Co-Chief Executive Officer since March 8, 2000.

 (7) Mr. Doty has served as Senior Vice President and Chief Financial Officer of the Company since May 3, 1999.

 (8) Includes a relocation allowance of $19,320 and temporary living expenses of $9,000.

 (9) Mr. Bamberger has served as Senior Vice President and General Counsel of the Company since June 1, 1999 and Secretary since July 21, 1999.

(10) Mr. Barber resigned from all positions with the Company effective August 11, 1999.

(11) Consists of $82,051 in severance compensation and $20,364 in vacation payout that was owed pursuant to established policies of the Company.

     The following table sets forth certain information regarding grants of stock options or warrants made to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                            -----------------------------------------------------------       POTENTIAL REALIZABLE
                                                    % OF TOTAL                               VALUE AT ASSUMED ANNUAL
                            NUMBER OF SECURITIES     OPTIONS                                  RATES OF STOCK PRICE
                             UNDERLYING OPTIONS     GRANTED TO    EXERCISE                APPRECIATION FOR OPTION TERM
                                 GRANTED(#)        EMPLOYEES IN    PRICE     EXPIRATION   -----------------------------
NAME                                (1)            FISCAL YEAR     ($/SH)       DATE       0%($)     5%($)     10%($)
----                        --------------------   ------------   --------   ----------   -------   -------   ---------
CURRENT OFFICERS
Richard G. Babbitt........        145,000              15.3        15.50      4/30/09          --   754,386   2,391,432
                                   55,000               5.8        20.00      4/30/09          --    38,646     659,595
Ilan K. Reich.............        145,000              15.3        15.50      4/30/09          --   754,386   2,391,432
                                   55,000               5.8        20.00      4/30/09          --    38,646     659,595
Michael J. Doty...........         25,000               2.6        13.00       5/3/09          --   207,354     497,668
                                   14,000               1.5        15.50      9/13/09     129,500   338,717     656,113
                                   30,000               3.2        20.00      9/13/09     142,500   590,821   1,270,956
                                   21,000               2.2        24.75      9/13/09          --   313,825     789,919
David E. Bamberger........         22,500               2.4        12.50      6/01/09          --   164,227     410,019
                                   10,834               1.1        15.50      9/13/09     100,215   262,118     507,738
                                   30,834               3.3        20.00      9/13/09     146,462   607,246   1,306,289
                                   25,834               2.7        24.75      9/13/09          --   387,356     973,043
PERSON NO LONGER
  AFFILIATED WITH
  THE COMPANY
Jeffrey J. Barber.........              0                --           --           --          --        --          --

---------------
(1) Unless otherwise noted, amounts represent shares of Common Stock underlying warrants and/or options to purchase shares of Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning unexercised stock options and warrants held by the executive officers named in the Summary Compensation Table as of December 31, 1999.

                                     NUMBER OF SECURITIES UNDERLYING UN-      VALUE OF UNEXERCISED IN-THE-MONEY
                                    EXERCISED OPTIONS AT 1999 FISCAL YEAR-     OPTIONS AT 1999 FISCAL YEAR-END
                                                   END (#)                                 ($)(1)
NAME                                      EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
----                                --------------------------------------    ---------------------------------
CURRENT OFFICERS
Richard G. Babbitt................             200,000/400,000                       8,070,000/13,497,500
Ilan K. Reich.....................             275,000/400,000                      10,862,375/13,412,500
Michael J. Doty...................                   0/ 90,000                               0/ 2,287,000
David E. Bamberger................                   0/ 90,002                               0/ 2,243,590
PERSON NO LONGER AFFILIATED WITH
  THE COMPANY
Jeffrey J. Barber.................                         0/0                                        0/0

---------------
(1) On December 31, 1999, the last reported sales price of the Common Stock as reported on the NASDAQ National Market was $43.875.

STOCK OPTION EXERCISES IN 1999

     None of the executive officers named in the Summary Compensation Table herein exercised any options to purchase Common Stock during 1999.

STOCK OPTION PLANS

     In 1993, the Company adopted a Non-Employee Director Stock Option Plan which authorized the Company to issue up to 150,000 shares of Common Stock to directors who are not employees of or consultants to the Company and who are thus not eligible to receive stock option grants under the Company's stock option plans. Pursuant to this plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock on the date of his or her initial appointment or election as a director, and an option to purchase an additional 5,000 shares of Common Stock on each anniversary of his or her initial grant date providing he or she is still serving as a director. The exercise price per share is the fair market value per share on the date of grant. In 1999 options to purchase 30,000 shares were granted under this plan.

     In 1998, the Company adopted a stock option plan (the "1998 Plan"). Under the terms of the 1998 Plan, 450,000 shares of Common Stock were reserved for issuance to key employees. In 1998, options to purchase 440,000 shares were granted to approximately 70 employees under the 1998 Plan at $6.50 per share. The market price of the Common Stock at the time of grant was $5.8125. The options are exercisable for ten years after the option grant date and vest ratably over three years. No options were granted in 1999 under the 1998 Plan. At December 31, 1999, there were options on 29,166 shares available for future grant under the 1998 Plan.

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

     On January 22, 1998, the Company entered into an Employment Agreement with Richard G. Babbitt (the "Babbitt Agreement"), whereby the Company engaged Mr. Babbitt to act as Chief Executive Officer and President for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Babbitt Agreement, Mr. Babbitt is to be paid $400,000 per year and is eligible for a bonus. In addition, Mr. Babbitt received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.525 per share. In 1999, the Company issued Mr. Babbitt a further option to purchase 200,000 shares of the Company's Common Stock, at exercise prices of $15.50 and $20.00 per share. Both the 1998 warrant and the 1999 options are subject to certain anti-dilution protections.

     On January 22, 1998, the Company entered into an Employment Agreement with Ilan K. Reich (the "Reich Agreement"), whereby the Company engaged Mr. Reich to act as Executive Vice President for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Reich Agreement, Mr. Reich is to be paid $400,000 per year and is eligible for a bonus. In addition, Mr. Reich received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.95 per share. In 1999, the Company issued Mr. Reich a further option to purchase 200,000 shares of the Company's Common Stock, at exercise prices of $15.50 and $20.00 per share. Both 1998 warrant and the 1999 options are subject to certain anti-dilution protections. On December 22, 1998, Mr. Reich was elected President and, on March 8, 2000, Co-Chief Executive Officer of the Company by the Board of Directors.

     On May 3, 1999, the Company entered into an Employment Agreement with Michael J. Doty (the "Doty Agreement"), whereby the Company engaged Mr. Doty to act as Senior Vice President and Chief Financial Officer for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Doty Agreement, Mr. Doty is to be paid $200,000 per year, subject to annual review, and is eligible for a bonus. In addition, Mr. Doty has received options or warrants to purchase 90,000 shares of the Company's common stock, exercisable at the following prices: $13.00 (25,000 shares), $15.50 (14,000 shares), $20.00 (30,000 shares) and $24.75 (21,000 shares).

     On June 1, 1999, the Company entered into an Employment Agreement with David E. Bamberger (the "Bamberger Agreement"), whereby the Company engaged Mr. Bamberger to act as Senior Vice President and General Counsel for a term of three years (subject to an automatic extension of one month for each month served). Under the terms of the Bamberger Agreement, Mr. Bamberger is to be paid $175,000 per year, subject to annual review, and is eligible for a bonus. In addition, Mr. Bamberger has received options or warrants to purchase 90,002 shares of the Company's common stock, exercisable at the following prices:
$12.50 (22,500 shares), $15.50 (10,834 shares), $20.00 (30,834 shares) and
$24.75 (25,834 shares).

     Mr. Babbitt, Mr. Reich, Mr. Doty and Mr. Bamberger (each, a "Covered Employee") have each entered into an Employee Severance Agreement (a "Severance Agreement') with the Company. Under the terms of the Severance Agreement, and for a term of three years, upon a change in control of the Company (as defined in the Severance Agreement), and the subsequent termination of the Covered Employee, such Covered Employee will be entitled to certain benefits, including, among other things, a lump sum severance payment equal to 300% of annual base salary and a cash payment in lieu of shares of Common Stock issuable to the Covered Employee upon severance of certain outstanding options. The payments under the Severance Agreement are subject to a "gross-up" provision whereby the Company will pay an additional amount to the Covered Employee to counteract the effect of any excise tax under Section 4999 of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee consists of Messrs. Doyle and Bolin and Dr. Rosenthal. None of such directors was a party to any transaction with the Company which requires disclosure under Item 402(j) of Regulation S-K.

1999 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 General

     The Company established a Compensation Committee of the Board of Directors in March 1997. The Compensation Committee determines the cash, stock options and other incentive compensation, if any, to be paid to the Company's executive officers and key employees.

     The Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received by stockholders.

  Compensation Make-Up and Measurement

     The Company's executive compensation is based on three components: base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

  Base Salary

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job.

  Short-Term Incentives

     In 1999, senior management of the Company, with the assistance of the Compensation Committee, established certain procedures for the determination of short-term incentives. Each year, if warranted, management will make a proposal on this subject during the year-end budgeting process and such proposal will be reviewed by the Board of Directors. An incentive award opportunity will be established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company and competitive conditions. Under the current framework, 25% of an executive's potential bonus will relate to his or her achievement of personal objectives and 75% will relate to the achievement by the Company and its business units of the pre-established financial performance goals in the following year.

     For 1999, the employee's actual award was determined after the end of the fiscal year based on an assessment of the employee's individual performance, including achievement of personal objectives and the Company's achievement of its pre-tax profit and working capital goals. This ensured that individual awards would reflect an individual's specific contributions to the success of the Company. In 1999, all goals of the short-term incentive plan were met; accordingly, approximately 30 key employees shared in a bonus pool of approximately $2.3 million.

     For 2000, the Compensation Committee has approved a short-term incentive plan modelled on the 1999 plan; the specifics of the plan are described in Proposal No. 6 below.

  Long-Term Incentives

     Stock options are granted from time to time to reward key employees for their contributions. The grant of options is based primarily on the key employee's potential contribution to the company's growth and profitability.

  Compensation of Executive Officers

     In January, 1998, a new senior management team, led by Richard G. Babbitt and Ilan K. Reich, was installed by the Board of Directors. This management team replaced the former Chief Executive Officer, Donald K. McGhan, and his son, Jim
J. McGhan, whose employment was terminated later in the year. In January, 1998, the Company entered into Employment Agreements, described above, designed to ensure that these managers would serve the Company throughout the period of its transaction. The base compensation level in these employment agreements, and other terms, were determined based upon the anticipated responsibilities to be performed by these officers, their expected performance in managing and directing the Company's operations, and their efforts in assisting the Company to improve its capital base. Based on the significant turnaround of the Company's financial performance, the Company paid each of Messrs. Babbitt and Reich a cash bonus of $100,000 for 1998. For 1999, each of Messrs. Babbitt and Reich received a bonus of $225,000 based on 100% attainment of their goals under the senior executive short-term incentive plan described above.

     In 1999, the management team was strengthened by the addition of Messrs. Doty and Bamberger. In May and June, 1999, the Company entered into Employment Agreements, described above, designed to ensure that these managers would serve the Company as the restructuring continued. The criteria used were similar to those applied for Messrs. Babbitt and Reich. In the Summer of 1999, the Compensation Committee retained the services of an outside consultant to assist it on several compensation-related issues. Following review by the outside consultants, the Compensation Committee found the compensation structure for all executive officers to be fair and reasonable, based largely on the outstanding performance of the Company since January 1998 and particularly since the fourth quarter of 1998.

     COMPENSATION COMMITTEE: John F. Doyle, James E. Bolin and Mitchell S. Rosenthal, M.D.

                            COMMON STOCK PERFORMANCE

     The following graph sets forth the Company's total stockholder return as compared to the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index over the period from December 31, 1993 until December 31, 1999. The total stockholder return assumes $100 invested at December 31, 1993 in the Company's Common Stock, the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index. It assumes reinvestment of all dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
         AMONG INAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

                               PERFORMANCE GRAPH

 * NASDAQ STOCK MARKET (U.S.)

** S&P HEALTH CARE (Medical Products & Supplies)

     There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                                INDEXED RETURNS

                                      12/1994    12/1995    12/1996    12/1997    12/1998    12/1999
                                      -------    -------    -------    -------    -------    -------
Inamed Corporation..................    100        273        262        127        313       1,350
NASDAQ Stock Market (U.S.)..........    100        141        174        213        300         542
S&P Health Care (Medical Products &
  Supplies).........................    100        169        194        242        349         323

                                 PROPOSAL NO. 2

            APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). In March 2000, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 50,000,000 shares. Such amendment left unchanged the total number of authorized shares of Preferred Stock. At the Meeting, the stockholders will be asked to approve the amendment to the Certificate. Under the proposed amendment, the first paragraph of Article FOURTH of the Certificate would be amended to change the total number of shares of stock which the Company has authority to issue to 51,000,000 shares, consisting of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

     The Company currently has 25,000,000 shares of Common Stock. Of this authorized number, 20,411,341 shares of Common Stock were issued and outstanding as of the Record Date. In addition, as of April 3, 2000, the Company has reserved for issuance 4,553,889 additional shares of Common Stock underlying options and warrants to purchase in the aggregate, such numbers of reserved shares of Common Stock.

     The increase in the number of authorized shares of Common Stock is believed by the Board of Directors to be desirable in order to assure that there will be sufficient authorized shares for a variety of corporate purposes, including without limitation, in connection with financing and acquisition transactions, programs to facilitate the growth and expansion of the Company, for stock splits and dividends, and for stock options and other employee benefit plans.

     The additional authorized shares of Common Stock are desirable and in the best interests of the Company in order to assure the Company's flexibility of action in the future. The additional shares of Common Stock, together with any currently authorized but unissued and unreserved shares of Common Stock, may be issued at such times, to such persons and for such consideration as the Board may determine to be in the Company's best interests without further stockholder approval, except as otherwise required by statute, stock exchange rules or the Company's loan documents.

     To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the circumstances and the price at which they are issued, could be dilutive of the voting power of the outstanding shares. The stockholders do not have preemptive rights under the Certificate, as currently in effect, and will not have such rights with respect to the additional authorized shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE OF AUTHORIZED SHARES OF STOCK OF THE COMPANY.

                                 PROPOSAL NO. 3

          RATIFICATION OF THE 1999 SENIOR OFFICER STOCK OPTION PROGRAM

     In 1999, the Board of Directors of the Company adopted the 1999 Senior Officer Stock Option Program (the "1999 Option Program"). The 1999 Option Program will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

     The 1999 Option Program is intended to assist the Company in securing and retaining key employees by allowing them to participate in the ownership and growth of the Company through the grant of stock options

("Options"). The granting of such Options serves as partial consideration and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work toward the Company's success.

     The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the 1999 Option Program because it would
(i) allow the Company to grant Options which facilitate the benefits of the additional incentive inherent in the ownership of Common Stock by key employees and (ii) help the Company retain the services of key employees.

     The 1999 Option Program authorized the issuance of a maximum of 900,000 shares of the Company's Common Stock pursuant to the exercise of Options granted thereunder. As of the date hereof, all such Options to purchase Common Stock pursuant to this Program have been granted to 21 executive and senior officers of the Company and its subsidiaries, subject to stockholder approval. The options issued pursuant to the Program in 1999 provide for the following exercise prices: $15.50 (382,832 shares), $20.00 (283,334 shares) and $24.75
(233,834 shares).

ADMINISTRATION

     The 1999 Option Program is administered by a Compensation Committee (the "Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Committee would select any other key employees who would be granted Options to purchase shares of Common Stock under the 1999 Option Program and, subject to the provisions of the 1999 Option Program, will determine the terms and conditions and number of shares of Common Stock subject to each such Option. (Because all options authorized under this Program have already been granted, additional grants will be made under it only in the event options are returned to the Program owing to resignations of employment prior to vesting and other, similar circumstances.) The Committee will also make any other determinations necessary or advisable for the administration of the 1999 Option Program. The determinations by the Committee will be final and conclusive; however, the grant of Options to purchase shares of the Common Stock to a full-time employee who is an executive officer of the Company, as well as the terms and provisions of such Options, requires the prior approval of a majority of the members of the Board of Directors who are "disinterested persons." Generally, Options granted under the 1999 Option Program vest and become exercisable in increments of one-third of the amount issued per year, over the period of three years following issuance. The 1999 Option Program will terminate in 2009 but may be terminated by the Board of Directors at any time before that date.

OPTIONS

     In the event of further grants of Options under this Program, upon the grant of an Option to purchase shares of Common Stock to a key employee, the Compensation Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The option price for any future Options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NASDAQ National Market System or otherwise in the principal market in which such shares of Common Stock are traded. (A portion of the options granted under this Program in 1999 were priced below "fair market value" at the time of grant; the Company took an appropriate charge to reflect this fact.) Payment of the exercise price for shares of Common Stock subject to Options may be made with cash, check or such other instrument as may be acceptable to the Company, including receipt of a reduced number of shares of Common Stock in lieu of cash. Full payment for shares of Common Stock exercised must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of a non-qualified stock option granted under the 1999 Option Program, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

     The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 1999 Option Program and the sale of shares acquired under the 1999 Option Program. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1999 Option Program.

     The Board of Directors believes it is in the Company's best interests to ratify the 1999 Option Program which would allow the Company to grant options under the 1999 Option Program to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by key employees and to help the Company secure and retain the services of key employees and to enable compensation under the 1999 Option Program to qualify as "performance-based" for purposes of Section 162(m) of the Code. The affirmative vote of the holders of record of a majority of the shares of Common stock present in person or by proxy at the Meeting is required for approval of this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 1999 SENIOR OFFICER STOCK OPTION PROGRAM.

                                 PROPOSAL NO. 4

                APPROVAL OF THE 2000 EMPLOYEE STOCK OPTION PLAN

     In January 2000, the Board of Directors of the Company adopted the 2000 Employee Stock Option Plan (the "2000 Option Plan"), which is set forth in Appendix B to this Proxy Statement. The Option Program will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

     The 2000 Option Plan is intended to assist the Company in securing and retaining key employees by allowing them to participate in the ownership and growth of the Company through the grant of stock options ("Options"). The granting of such Options serves as partial consideration and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work toward the Company's success.

     The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the 2000 Option Plan because it would
(i) allow the Company to grant Options which facilitate the benefits of the additional incentive inherent in the ownership of Common Stock by key employees and (ii) help the Company retain the services of key employees.

     The 2000 Option Plan currently authorizes the issuance of a maximum of 550,000 shares of the Company's Common Stock pursuant to the exercise of Options granted thereunder. As of the date hereof, pursuant to this Plan, 517,000 Options to purchase Common Stock have been granted to 103 employees, subject to stockholder approval. All options issued under the 2000 Option Plan vest ratably, one-third per year on the first, second and third anniversaries of their issuance. In 2000, all 517,000 Options issued under this Plan are exercisable at $40.94 per share, the closing price of the Common Stock as quoted on the NASDAQ National Market on January 3, 2000, the date on which all such Options were issued. None of the seven most highly compensated participants in the Company's 1999 Option Program is a current participant in the 2000 Option Plan.

ADMINISTRATION

     The 2000 Option Plan is administered by a Compensation Committee (the "Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Committee will select the key employees who will be granted Options to purchase shares of Common Stock under the Plan and, subject to the provisions of the Plan, will determine the terms and conditions and number of shares of Common Stock subject to each such Option. The Committee will also make any other determinations necessary or advisable for the administration of the Plan. The determinations by the Committee will be final and conclusive; however, the grant of Options to purchase shares of the Common Stock to a full-time employee who is an executive officer of the Company, as well as the terms and provisions of such Options, requires the prior approval of a majority of the members of the Board of Directors who are "disinterested persons." Generally, Options granted under the plan vest and become exercisable ratably over three years, starting in January, 2001. The 2000 Option Plan will terminate in January, 2010, but may be terminated by the Board of Directors at any time before that date.

OPTIONS

     Upon the grant of an Option to purchase shares of Common Stock to a key employee, the Compensation Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The option price for Options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NASDAQ National Market System or otherwise in the principal market in which such shares of Common Stock are traded. Payment of the exercise price for shares of Common Stock subject to Options may be made with cash, check or such other instrument as may be acceptable to the Company, including receipt of a reduced number of shares of Common Stock in lieu of cash. Full payment for shares of Common Stock exercised must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of a non-qualified stock option granted under the 2000 Option Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. The amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

     The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 2000 Option Plan and the sale of shares acquired under the 2000 Option Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2000 Option Plan.

     The Board of Directors believes it is in the Company's best interests to approve the 2000 Option Plan which would allow the Company to grant options under the 2000 Option Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by key employees and to help the Company secure and retain the services of key employees and to enable compensation under the 2000 Option Plan to qualify as "performance based" for purposes of Section 162(m) of the Code. The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 2000 EMPLOYEE STOCK OPTION PLAN.

                                 PROPOSAL NO. 5

               APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     In January 2000, the Board of Directors of the Company adopted the 2000 Employee Stock Purchase Plan (the "2000 Stock Purchase Plan"), which is set forth in Appendix C to this Proxy Statement. The 2000 Stock Purchase Plan will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

     The 2000 Stock Purchase Plan is intended to assist the Company in securing and retaining key employees by allowing them to participate in the ownership and growth of the Company through the grant of certain rights to purchase shares of the Company's Common Stock at a discount of 15% from the fair market value of the shares. The granting of such rights serves as partial consideration and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work toward the Company's success.

     The following discussion of the principal features and effects of the 2000 Stock Purchase Plan is qualified in its entirety by reference to the text of the 2000 Stock Purchase Plan set forth in Appendix C hereto.

     GENERAL. The 2000 Stock Purchase Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code, and to assure the participants of the tax advantages provided thereby. The plan is administered by a committee appointed by the board of directors. The committee may make such rules and regulations as it deems necessary for the proper administration of the plan, and to take all action in connection with such administration as it deems necessary or advisable.

     SHARES AVAILABLE. A maximum of 200,000 shares of common stock are reserved for issuance under the plan, in any case, subject to adjustment in the event of a reclassification, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     ELIGIBILITY. Subject to certain procedural requirements, all employees of the Company who have at least one year of service, work more than 30 hours per week and who are not "highly compensated employees" within the meaning of
Section 414(q) of the Internal Revenue Code will be eligible to participate in the Plan.

     STOCK PURCHASES. Under the plan, each eligible employee will be permitted to purchase shares of the common stock through regular payroll deductions and/or cash payments in an amount equal to 1% to 15% of the employee's compensation for each payroll period. The fair market value of the shares of common stock which may be purchased by any employee under this or any other Inamed Corporation plan that is intended to comply with Section 423 of the Internal Revenue Code during any calendar year may not exceed $25,000.

     The 2000 Stock Purchase Plan provides for a series of consecutive offering periods that generally will be six months long. Offering periods generally will commence on January 1 and July 1 of each year during the term of the plan. During each offering period, participating employees will be able to purchase shares of common stock with payroll deductions at a purchase price equal to 85% of the fair market value of the common stock at either the beginning of each offering period or the end of each offering period, whichever price is lower.

     The options granted to a participant under the plan are not transferable otherwise than by will or the laws of descent and distribution, and are exercisable, during the participant's lifetime, only by the participant.

     CHANGE IN CONTROL. In the event of a change in control of the Company, the then-running offering period will terminate on the date of such change in control, unless otherwise provided by the committee.

     AMENDMENT, TERMINATION OF PLAN. The plan will automatically terminate on the tenth anniversary of the effective date of the Plan. The board of directors may from time to time amend or terminate the Plan; provided, that no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and, to the extent required by Section 423 of the Internal Revenue Code or any other law, regulation or stock exchange rule, no such amendment will be effective without the approval of stockholders entitled to vote thereon.

     Since the amount of benefits to be received by each participant in the plan is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the plan in any particular year is not determinable.

     ADMINISTRATION. The 2000 Stock Purchase Plan will be administered by a Compensation Committee (the "Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Committee will make all determinations necessary or advisable for the administration of the plan and such determinations by the Committee will be final and conclusive.

     As of the date hereof, 302 employees of the Company and its subsidiaries have chosen to participate in the 2000 Stock Purchase Plan.

     The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the 2000 Stock Purchase Plan because it would (i) allow the Company to grant rights which facilitate the benefits of the additional incentive inherent in the ownership of Common Stock by its employees and (ii) help the Company retain the services of its employees.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 6

               APPROVAL OF THE 2000 SENIOR MANAGEMENT BONUS PLAN

     In March 2000, the Board of Directors of the Company adopted the 2000 Senior Management Bonus Plan (the "2000 Bonus Plan"). The 2000 Bonus Plan will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

     The 2000 Bonus Plan is intended to assist the Company in securing and retaining key management personnel by providing them with cash bonuses ("Bonuses"). The granting of such Bonuses serves as partial consideration and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work toward the Company's success.

     The following summarizes the principal features and effects of the 2000 Bonus Plan:

     1. PURPOSE. To create an annual cash bonus system for rewarding the senior managers of the Company and its business units for attaining financial goals tied to profit before interest and taxes ("PBIT") and improvements in manufacturing cycle times.

     Each participant's share of the total cash bonus pool will be determined based on the annual results for 2000. This determination will be in lieu of any annual salary review or increase, except for unusual cases arising due to a promotion, or a change in responsibilities, or an inequality in the marketplace (based on total compensation).

     2. PARTICIPANTS. No later than April 1 of each year, the participants in the bonus plan will be chosen and their shares allocated. Each business unit president will propose a list of their management team

(intended to generally encompass their direct reports and key supervisory personnel), to be reviewed and approved by the Chairman and President of Inamed. The Chairman and President of Inamed will also select the key corporate employees for bonus plan participation.

     3. BONUS POOL. The maximum size of the bonus pool will be the sum of the bonus pool shares allocated to all participants, multiplied by the cash per share value for that bonus year. Each participant will be awarded bonus pool shares in the discretion of the Chairman and President (subject to approval by the compensation committee of the Board of Directors), and for 2000 each share will be worth up to $7,500, depending on the vesting of each participant's shares in accordance with Section 4 below, and Inamed's earnings per share, as set forth in Section 5 below.

     4. FINANCIAL GOALS. No later than April 1 of each year, the Chairman and President of Inamed will establish the financial goals for each business unit and the overall corporate goal. The vesting of each participant's shares in the bonus pool will be determined by March 1 of the following year, based on the following schedule:

          A. For all participants: No vesting of any shares would occur unless the company achieves its minimum EPS goal. That goal is above the current analysts' consensus EPS estimate for 2000. The EPS value shall include charges for goodwill and this bonus plan, but shall exclude appropriate proforma adjustments (such as non-recurring financing fees).

          B. For business unit participants: 50% of their shares would vest based on attainment of both the PBIT and improvement in manufacturing cycle time goals for their business unit.

          C. For business unit participants: 25% of their shares would vest based on attainment by both of the sister business units of their goals. No pro-rata vesting would occur if only one of the other business units attains its goals.

          D. For corporate participants: 75% of their shares would vest based on the attainment of goals by the business units, as follows: 45% for U.S. Plastic Surgery and Aesthetic Medicine; 20% for International; and 10% for BioEnterics. No pro-rata vesting would occur based on partial attainment by a business unit of its goals.

          E. For all participants: The final 25% of their shares would vest based on attainment of objective and subjective personal factors to be determined by the president of their business unit or the Chairman and President (as the case may be). The decisions under this sub-category for all participants (other than the Chairman and President) will be reviewed by the Chairman and President; the decision under this sub-category with respect to the Chairman and President would be made by the compensation committee of the Board of Directors. Vesting in this category can occur in 1% increments, from zero to 25%.

     5. BONUS POOL SCHEDULE. The overall size of the bonus pool will be based on the excess of Company's actual EPS attainment over the projected 2000 EPS goal. EPS shall be computed net of the costs of this bonus plan. Unvested shares for any given participants cannot be reallocated to other bonus pool participants. The minimum EPS attainment before any bonus can be paid is $1.70 per fully diluted share; in the event the Company earns $2.10 per fully diluted share, 100% of the bonus pool will vest.

     6. TERMINATED EMPLOYEES. In order to be eligible to participate in the bonus plan, a participant must be employed by the Company or any of its business units through the end of the plan year, as well as through the date on which the bonus pool is finally calculated and paid out. A new employee who is made a participant in the bonus plan would be prorated at the discretion of the Chairman and President.

     A person who voluntarily resigns from the Company prior to the calculation of the bonus pool after year-end will forfeit all of their bonus shares. Similarly, a person who is terminated for cause will forfeit all of their bonus shares. Cause for this purpose means fraud, dishonesty, sexual harassment or material violation of a written company policy or directive.

     A person whose employment is terminated for any other reason (e.g., dismissal, death or disability) will retain their bonus shares, except that the vested shares will be pro-rated to reflect the number of days during the plan year that the participant was an employee; except that a person who becomes disabled or dies will automatically receive at least one-half of their bonus shares even if that event occurs in the first six months of the year.

     The 2000 Bonus Plan currently authorizes the payment of up to an aggregate of approximately $3.6 million to approximately 30 senior officers and other key employees of the Company. As of April 7, 2000, no management personnel of the Company has been paid under the 2000 Bonus Plan, and none will unless the criteria set forth in the 2000 Bonus Plan are met and the Plan is approved by the shareholders of the Company as described above.

ADMINISTRATION

     The 2000 Bonus Plan is administered by a Compensation Committee (the "Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Committee will ratify the personnel who will be paid bonuses under the 2000 Bonus Plan and, subject to the provisions of the 2000 Bonus Plan, will determine the terms and conditions and amount of any Bonus. The Committee will also make any other determinations necessary or advisable for the administration of the 2000 Bonus Plan. The determinations by the Committee will be final and conclusive. The 2000 Bonus Plan will terminate on December 31, 2000 but may be terminated by the Board of Directors at any time before that date.

     The Board of Directors believes it is in the Company's best interests to approve the 2000 Bonus Plan which would allow the Company to pay bonuses under the 2000 Bonus Plan to help the Company secure and retain the services of key employees and to enable compensation under the 2000 Bonus Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code. The affirmative vote of the holders of record of a majority of the shares of Common stock present in person or by proxy at the Meeting is required for approval of this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 2000 MANAGEMENT BONUS PLAN.

                                 PROPOSAL NO. 7

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of BDO Seidman, LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 2000. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of that firm, which served as the Company's independent public accountants for the fiscal year ended December 31, 1999, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000.

                             SOLICITATION STATEMENT

     The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, facsimile or personal contact, without additional compensation. The Company has retained Innisfree M&A, Incorporated to assist the Company in the solicitation of proxies for a fee of $5,000 plus expenses. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company's nominees for their reasonable expenses in sending solicited material to their principals.

                             STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 20, 2000.

                                 OTHER MATTERS

     In 1998, the Securities and Exchange Commission began a formal investigation of the matters disclosed in the Company's Form 8-K dated March 6, 1998 relating to the March, 1998 resignation of Coopers & Lybrand LLP as the Company's independent accountant. The Company cooperated fully in this investigation. On August 17, 1999, the issues raised in the investigation were resolved through an administrative settlement. As part of the settlement, the SEC filed an administrative proceeding in which the Company neither admitted nor denied the findings and consented to entry of a cease and desist order. According to the SEC's Order, the events which gave rise to the alleged violations occurred before the Company replaced senior management in the first quarter of 1998. The SEC's Order imposed no monetary penalties against the Company. Reference is made to the March 1998 and the August 1999 Forms 8-K for additional information. For a discussion of certain related matters see footnote 11 to the Company's consolidated financial statements for the fiscal years ended December 31, 1999 and 1998.

     So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                 ANNUAL REPORT

     The Company has sent, or is concurrently sending, all of its stockholders of record as of April 3, 2000 a copy of its Annual Report for the fiscal year ended December 31, 1999. Such report contains the Company's certified consolidated financial statements for the fiscal years ended December 31, 1999 and 1998.

                                          By Order of the Company,

                                          /s/ DAVID E. BAMBERGER
                                          --------------------------------------
                                          Secretary

Dated: April 11, 2000

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               INAMED CORPORATION

                            ------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

     Inamed Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

          FIRST: Section 1 of ARTICLE FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

             1. The total number of shares of stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          SECOND: The foregoing amendment was duly adopted in accordance with
     Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Inamed Corporation has caused this Certificate to be duly executed in its corporate name as of this 17th day of May, 2000.

                                          INAMED CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                      APPENDIX B

                               INAMED CORPORATION
                             2000 STOCK OPTION PLAN

     1. Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, nonemployee directors and consultants of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options. The Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

     2. Definitions.  For purposes of the Plan:

          (a) "Affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (b) "Agreement" shall mean the written agreement evidencing the grant of an Option, and setting forth the terms and conditions thereof. Each Agreement shall be approved by the Board or the Committee.

          (c) "Associates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (e) "Board" shall mean the Board of Directors of the Company.

          (f) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          (g) "Change of Control" of the Company shall be deemed to occur on the first to occur of the following: (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company)), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or
     (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) "Committee" shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein. The composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in Section 162(m) of the Code.

          (j) "Company" shall mean Inamed Corporation, a Delaware corporation.

          (k) "Eligible Employee" shall mean any officer or other key employee of the Company or a Subsidiary designated by the Board or Committee as eligible to receive Options subject to the conditions set forth herein.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the NASDAQ stock market ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

          (n) "Incentive Stock Option" shall mean an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          (o) "Nonqualified Stock Option" shall mean an option that is not an Incentive Stock Option.

          (p) "Option" shall mean a Nonqualified Stock Option.

          (q) "Optionee" shall mean an Eligible Employee, nonemployee director or consultant of the Company or a Subsidiary who has been granted an Option under the Plan.

          (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (s) "Plan" shall mean the Inamed Corporation 2000 Stock Option Plan, as amended from time to time.

          (t) "Shares" shall mean shares of the common stock, $.01 par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

          (u) "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Administration.

     (a) The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

     (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

          (i) to determine those Eligible Employees, nonemployee directors and consultants to whom Options shall be granted under the Plan and the number of Options, to be granted to each Eligible Employee, nonemployee directors or consultants and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share of each Option;

          (ii) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

          (iii) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. Shares Subject to Plan; Limitation on Grants.

     (a) The maximum number of Shares that may be issued pursuant to Options shall be 550,000 Shares (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares.

     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of an Option), the Shares allocable to the unexercised portion of such Option may again be the subject of grants of Options hereunder.

     (c) The aggregate number of Shares with respect to which an Option or Options may be granted to any individual Optionee during any fiscal year shall not exceed 18,000.

     5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees, nonemployee directors and consultants who will receive Options hereunder.

     6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

          (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, that the Board may, in its sole discretion, at any time prior to the expiration of an Option, provide that the purchase price per Share of an Option may be lowered if the Board determines that such an adjustment is necessary to preserve the incentive purpose of such Option.

          (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          (c) Nontransferability. Unless otherwise set forth in the Agreement, no Option granted hereunder shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (d) Vesting. Each Option shall become exercisable as determined by the Board or Committee as set forth in the Agreement.

          (e) Termination of Employment or Service. Unless otherwise set forth in the Agreement, any outstanding Options held by an Optionee on the date that an Optionee ceases to be employed by the Company or any Subsidiary (or ceases to serve as a nonemployee director of, or a consultant to the Company or any Subsidiary) shall terminate as of such date. Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised beyond such date, but in no event beyond the term of the Option. Without limiting the generality of the foregoing, unless determined otherwise by the Committee and reflected in the applicable Agreement, service by an Optionee as a consultant to the Company which commences immediately upon the termination of such Optionee's employment by the Company (or, if applicable, termination of such Optionee's service as a nonemployee director) shall be treated as continuous service by such Optionee with the Company for purposes of this Plan, and Options held by such Optionee shall remain outstanding during such service as a consultant, subject to the terms of the Agreement and the Plan.

          (f) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise either (i) in cash, by certified check or by cashier's check or (ii) through the delivery of Shares owned by the Optionee for at least six months prior to the date of exercise having a Fair Market Value equal to the Option purchase price. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 50 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

          (i) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
     (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     7. Adjustment Upon Changes in Capitalization.

     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable.

     (b) In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

     8. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter, but then-outstanding Options shall be unaffected. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 7 hereof, no amendment shall be effective unless approved by the stockholders of the Company if and to the extent that the Board determines such approval is appropriate for purposes of satisfying Section 162(m) of the Code or any other law, regulation or stock exchange rule. Except as provided in Section 7 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

     9. Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     10. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option other than at the sole discretion of the Board or the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

     11. Regulations and Other Approvals; Governing Law.

     (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

     (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option, or the issuance of Shares, no Options, shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     12. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option, to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

     13. Withholding of Taxes. Whenever Shares are to be delivered pursuant to an Option, the Company shall have the right to require the Optionee to remit to the Company in cash an amount equal to the amount of any federal, state and local tax required to be withheld. With the approval of the Committee, an Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax required to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option.

     14. Notification of Election Under Section 83(b) of the Code. If any Optionee shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Optionee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

     15. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     16. Beneficiary. An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

     17. Effective Date. The effective date of the Plan is January 4, 2000 (the date on which the Board adopted the Plan), subject to the approval of the Company's shareholders, which must occur within twelve months of the date the Plan is adopted by the Board.

                                                                      APPENDIX C

                               INAMED CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The Inamed Corporation 2000 Employee Stock Purchase Plan is hereby established for the benefit of Employees of the Company, its wholly owned Subsidiaries and any subsequently Designated Subsidiaries of the Company. The Plan is intended to provide the Employees of the Employer with an opportunity to purchase Shares through accumulated payroll deductions and/or the Employee's cash payments made pursuant to the Plan. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code.

     2. Definitions.  For purposes of the Plan:

          (a) "Affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (b) "Associates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

          (c) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          (f) "Change of Control" of the Company shall be deemed to occur on the first to occur of the following: (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or
     (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

          (i) "Company" shall mean Inamed Corporation, a Delaware corporation.

          (j) "Compensation" shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for Federal income tax purposes, including an Employee's portion of deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to
     Section 125 of the Code and/or any non-qualified compensation deferral, but excluding any foreign service allowance, severance pay, expenses or other special emolument or any credit or benefit under any employee plan maintained by the Employer.

          (k) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer, if such leave is for a continuous period of not more than one year or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (l) "Designated Subsidiaries" shall mean the Subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become Subsidiaries of the Company after the adoption of the Plan.

          (m) "Effective Date" shall mean January 1, 2000, subject to the approval of the Company's shareholders, which must occur within twelve months of the date the Plan is adopted by the Board.

          (n) "Employee" shall mean any person, including an officer, who as of an Offering Date is regularly employed 30 hours or more per week by the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company and who has completed a Year of Service, except any person who is "highly compensated" within the meaning of Section 414(q) of the Code.

          (o) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company.

          (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (q) "Exercise Date" shall mean the last business day of each Offering Period, except as the Committee may otherwise provide.

          (r) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the NASDAQ stock Market ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

          (s) "Offering Date" shall mean January 1st or July 1st of each Plan Year. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

          (t) "Offering Period" shall mean any six-month period beginning with an Offering Date prior to the end of the Term of the Plan, except that the first Offering Period under the Plan shall begin with the Effective Date and shall end on June 30, 2000, and except that the Committee shall have the power to change the duration of other Offering Periods; provided, however, that no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its grant date.

          (u) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporation in such chain.

          (v) "Participant" shall mean an Employee who participates in the Plan.

          (w) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (x) "Plan" shall mean this Inamed Corporation Employee Stock Purchase Plan, as amended from time to time.

          (y) "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on the Effective Date and shall end on the next December 31st.

          (z) "Shares" shall mean shares of the common stock, $.01 par value, of the Company (including any new, additional or different stock or securities resulting from a Change of Capitalization.

          (aa) "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possession fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (bb) "Year of Service" shall mean each successive period of twelve
     (12) consecutive months (from an Employee's original employment date) during which the Employee's hours of employment are 1,000 hours or more.

     3. Eligibility.

     (a) Subject to the requirements of Section 4(b) hereof, any person who is a regular Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possession five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code, of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time.

     4. Grant of Option; Participation; Price.

     (a) On each Offering Date, the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and 10 hereof.

     (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with Section 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Additionally, a Participant may participate to a greater extent by making cash payments in accordance with
Section 5 hereof.

     (c) The option price per Share subject to an offering shall be the lesser of eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date and eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date.

     5. Payroll Deductions and Cash Payments. Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from 1 percent to 15 percent of such Participant's Compensation each pay period (the permissible range within such percentages to be determined by the Committee from time to time). A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once each Offering Period, by filing a new authorization from with his or her Employer. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

     6. Exercise of Option.

     (a) Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to such option will be purchased for such Participant at the applicable option price with accumulated payroll deductions and any additional cash payments made by the Participant in accordance with
Section 5 hereof.

     (b) Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise, the Participant will receive a cash payment equal to the cash balance of his or her account.

     (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan as of the Exercise Date and shall be deemed to be transferred to the Participant on such date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the Participant's account.

     7. Delivery of Shares.

     (a) As promptly as practicable after receipt by the Company of a written request for Shares from any Participant, the Company shall arrange the delivery to such Participant of a share certificate representing the Shares to which the Participant is entitled and which the Participant requests (any fractional Share being paid in cash). Subject to Section 7(b) hereof, requests for Shares may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

     (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be requested by a Participant more than once during an Offering Period upon the prior approval of the Committee, in its sole discretion.

     8. Withdrawal, Termination of Employment.

     (a) A Participant may request at any time all, but not less than all, cash amounts withheld under the Plan that have not been used to purchase Shares (including, without limitation, the payroll deductions and cash payments made by such Participant pursuant to this Plan) by giving written notice to the Company prior to the next occurring Exercise Date. All such payroll deductions and cash payments made by a Participant pursuant to this Plan shall be paid to such Participant promptly after receipt of such Participant's request, and such Participant's option for the Offering Period in which the request occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

     (b) Upon termination of a Participant's continuous Status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash payments made by a Participant pursuant to this Plan that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated.

     (c) A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     9. Dividends and Interest.

     (a) Cash dividends paid on Shares purchased pursuant to this Plan shall be promptly paid to such Participant in cash. Dividends paid in property other than cash, in Shares or in share splits of the Shares shall be distributed to Participants as soon as practicable.

     (b) No interest shall accrue on or be payable with respect to the payroll deductions or cash payments made by a Participant pursuant to this Plan.

     10. Shares.

     (a) The maximum number of Shares which shall be reserved for sale under the Plan shall be 200,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4(a) hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

     11. Administration. The Plan shall be administered by the Committee and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     12. Designation of Beneficiary.

     (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash to which the Participant is entitled under the Plan in the event of the Participant's death.

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     13. Transferability. Neither payroll deductions nor cash payments made by a Participant pursuant to this Plan nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to request funds in accordance with Section 8 hereof.

     14. Use of Funds. All payroll deductions and additional cash payments received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

     15. Reports. Individual reports will be generated for each Participant in the Plan. Such reports will be given to Participants as soon as practicable following each Offering Period, which reports will set forth the amounts of payroll deductions, additional cash payments, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

     16. Effect of Certain Changes. In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation, adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change of Control of the Company, the Offering Period shall terminate, unless otherwise provided by the Committee.

     17. Term of Plan. Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on January 1, 2010. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

     18. Amendment to and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue the Plan. Except as provided in Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

     19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     20. Regulations and Other Approvals; Governing Law.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extend that such law is preempted by federal law.

     (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     21. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

                      PRELIMINARY-SUBJECT TO COMPLETION


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INAMED
                                  CORPORATION

              PROXY -- ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2000

    The undersigned, a stockholder of Inamed Corporation, a Delaware corporation (the "Company"), does hereby appoint Richard G. Babbitt and Ilan K. Reich, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at 460 Ward Drive, Santa Barbara, California 93111, on May 17, 2000, at 10:30 a.m., local time, or at any adjournment or adjournments thereof.

    The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated APRIL 7, 2000, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS; IN FAVOR OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000 SHARES; IN FAVOR OF THE RATIFICATION OF THE 1999 SENIOR OFFICER STOCK OPTION PROGRAM; IN FAVOR OF THE 2000 EMPLOYEE STOCK OPTION PLAN; IN FAVOR OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN; IN FAVOR OF THE 2000 SENIOR MANAGEMENT BONUS PLAN; AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

1. To elect the following directors to serve as directors until the 2001 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified:

   Richard G. Babbitt, James E. Bolin, Malcolm R. Currie, John F. Doyle, Ilan K. Reich, Mitchell S. Rosenthal and David A. Tepper.

  [ ] FOR ALL NOMINEES                           [ ] WITHHELD FROM ALL NOMINEES

  [ ] WITHHELD
  ------------------------------------------------------------------------------
      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), PRINT NAME(S) ABOVE

2. To approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, par value $.01 per share, from 25,000,000 to 50,000,000 shares.
  [ ] FOR[ ] AGAINST[ ] ABSTAIN
                  (continued, and to be signed, on other side)

3. To ratify the Company's 1999 Senior Officer Stock Option Program.

   [ ] FOR[ ] AGAINST[ ] ABSTAIN

4. To approve the Company's 2000 Employee Stock Option Plan.

  [ ] FOR[ ] AGAINST[ ] ABSTAIN

5. To approve the Company's 2000 Employee Stock Purchase Plan.

  [ ] FOR[ ] AGAINST[ ] ABSTAIN

6. To approve the Company's 2000 Senior Management Bonus Plan.

  [ ] FOR[ ] AGAINST[ ] ABSTAIN

7. To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2000.

  [ ] FOR[ ] AGAINST[ ] ABSTAIN

8. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

Signature:  ------------------------------------------------------------           -----------------------------------
                                                                            Date:
Signature:  ------------------------------------------------------------           -----------------------------------
                                                                            Date:

          [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW:

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